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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) - April 25, 2003

                       Plains All American Pipeline, L.P.
                (Name of Registrant as specified in its charter)

           DELAWARE                       0-9808                76-0582150
  (State or other jurisdiction     (Commission File Number)   (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                           333 Clay Street, Suite 1600
                              Houston, Texas 77002
                                 (713) 646-4100
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                                       N/A
         (Former name or former address, if changed since last report.)

================================================================================

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Item 7.   Financial Statements and Exhibits

           (c) Exhibit 99.1 - Press Release dated April 25, 2003

Item 9 and 12. Regulation FD Disclosure; Results of Operations and Financial Condition

     Plains All American Pipeline, L.P. (the "Partnership") today issued a press release reporting its first quarter results. The Partnership is furnishing the press release, attached as Exhibit 99.1, pursuant to Item 9 and Item 12 of Form 8-K. The Partnership is also furnishing pursuant to Item 9 its estimates of certain operating and financial results for the second quarter of 2003. In accordance with General Instruction B.2. of Form 8-K, the information presented under this Item 9, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Full Year 2003 Estimates

     The Partnership provided its estimates for the full year 2003 on Form 8-K on February 26, 2003. Management believes that the assumptions and overall estimates for EBITDA and Net Income contained within that filing remain reasonable based on information known to us as of April 24, 2003. In March 2003, we issued 2.6 million common units as part of an equity offering in order to optimize our capital structure. This issuance increases the number of units outstanding from 49.6 million units to 52.2 million units. Such equity offering was not included in the assumptions contained in the February 26, 2003 8-K. Accordingly, the increase in the number of units will have a dilutive effect on per-unit measures.

Disclosure of Second Quarter 2003 Estimates

     The following table reflects the Partnership's range of current estimates of certain results for the second quarter of 2003. These estimates are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and our future performance are both subject to a wide range of business risks and uncertainties, so we cannot assure you that these goals and estimates can or will be met. Please refer to the information under the caption "Forward-Looking Statements and Associated Risks" below. These risks and uncertainties could cause our actual results to differ materially from those in the following table. The estimates set forth below are given as of the date hereof, based on information known to us as of April 24, 2003. EBIT and EBITDA are non-GAAP financial measures, and are reconciled in the table below to Net Income, the most directly comparable GAAP measure. EBIT and EBITDA are presented because management believes they provide additional information with respect to both the performance of our fundamental business activities, as well as our ability to meet our future debt service, capital expenditures, and working capital requirements. Management also believes that debt holders commonly use EBITDA to analyze company performance.

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                        Operating and Financial Guidance
                      (in thousands, except per unit data)

                                                                       Quarter Ended
                                                                       June 30, 2003
                                                                 ------------------------
                                                                    Low            High
                                                                 --------        --------
Gross Margin (excluding depreciation):
Pipeline Operations                                              $24,300         $25,600
Gathering, Marketing,
     Terminalling & Storage Operations                            28,300          29,600
                                                                 -------         -------
Total Gross Margin (excluding depreciation)                       52,600          55,200

G&A / Other Expenses                                              12,600          12,200
                                                                 -------         -------

EBITDA                                                           $40,000         $43,000

Depreciation & Amortization - operations                           9,700           9,600
Depreciation & Amortization - general & administrative             1,600           1,500
                                                                 -------         -------
EBIT                                                              28,700          31,900

Interest Expense                                                   9,000           8,800
                                                                 -------         -------

Net Income                                                       $19,700         $23,100

Net Income to Limited Partners                                   $18,065         $21,397
Weighted Average Units Outstanding                                52,223          52,223
Earnings Per Unit                                                $  0.35         $  0.41


Notes and Assumptions:

1. EBITDA means Earnings Before Interest, Taxes, Depreciation, and Amortization. EBIT means EBITDA less Depreciation and Amortization. The forecast presented above does not include assumptions or projections with respect to potential gains or losses related to SFAS 133, as there is no accurate way to forecast these potential gains or losses. The potential gains or losses related to SFAS 133 could materially change reported net income (related primarily to non-cash, mark-to-market gains or losses). Gross margin excludes depreciation.

2. Pipeline Gross Margin. Pipeline volume and tariff estimates are based on historical operating performance and our outlook for future performance. Actual results could vary materially depending on volumes that are shipped. Average pipeline volumes are estimated to be approximately 845,000 barrels per day for the second quarter of 2003, with Outer Continental Shelf (OCS) volumes estimated to make up approximately 7% of these volumes, or approximately 60,000 barrels per day (compared to 1Q03 volumes of 59,000 barrels per day). Volumes on Basin Pipeline for the second quarter are forecast at approximately 260,000 barrels per day (compared to 1Q03 volumes of 210,000 barrels per day). Revenues are forecast using these volume assumptions, current tariffs and estimates of operating expenses, each of which management believes are reasonable. A 5,000 barrel per day variance in OCS volumes would have an approximate $0.8 million effect on tariff revenue for the quarter and an approximate $3.1 million effect on an annualized basis. An average 25,000 barrel per day variance in the Basin Pipeline System, which is equivalent to an approximate 10% volume variance on that pipeline system, would have an approximate $0.9 million effect on tariff revenue for the quarter and an approximate $3.8 million effect on an annualized basis.

3. Gathering, Marketing, Terminalling and Storage Gross Margin. Forecast volumes for Gathering & Marketing are approximately 505,000 barrels per day (approximately 440,000 barrels per day of lease gathering) for the second quarter of 2003 (compared to 1Q03 volumes of 503,000 barrels per day including 434,000 barrels per day of lease gathering). Gross margin excluding depreciation is forecast using these volume assumptions and estimates of unit margins and operating expenses, each of which management believes are reasonable. A 5,000 barrel per day variance in lease gathering volumes would have an approximate $0.2 million effect on gross margin and an approximate $0.9 million effect on an annualized basis. A variance in bulk purchases would have a substantially lower effect on gross margin as these volumes carry lower margins than our lease gathering business.

4. General and Administrative Expense. G&A expense is forecast to be between $12.2 million and $12.6 million for the second quarter of 2003. This is based on current and forecast staffing levels and administrative requirements.

5. Interest Expense. Second quarter interest expense is forecast to be between $8.8 million and $9.0 million assuming an average debt balance of approximately $550 million and an average interest rate of approximately 6.4%, including our fixed rate debt, current interest rate hedges on floating rate debt and commitment fees. The forecast is based on estimated cash flow, current distribution rates, planned capital projects, planned sales of surplus equipment, forecast timing of collections and payments, and forecast levels of inventory and other working capital sources and uses, each of which management believes is reasonable.

6. Depreciation & Amortization. Depreciation and amortization is forecast based on our existing depreciable assets and forecast capital expenditures. Depreciation is computed using the straight-line method over estimated useful lives which range from 5 years for office property and equipment to 40 years for certain crude oil terminals and facilities. Crude oil pipelines are depreciated over 30 years.

7. Units Outstanding. Our forecast is based on the 52,222,748 units currently outstanding. There are no dilutive securities or options issued or outstanding.

8. Net Income per Unit. Net income per limited partner unit (basic and diluted) is calculated by dividing the net income allocated to limited partners by the weighted average units outstanding during the period. As noted below, the net income allocated to limited partners is impacted by the income allocated to the general partner and the amount of the incentive distribution paid to the general partner.

9. Potential Effect of Changes in Capital Structure. Interest expense, net income and net income per unit estimates are based on our capital structure as of April 24, 2003. In keeping with our established financial growth strategy of financing acquisitions using a balance of equity and debt, we anticipate that we will issue equity in order to reduce a portion of any debt associated with any future acquisitions. Depending on the terms, any such equity issuance may dilute the net income per unit forecasts included in the foregoing table. In addition, we intend to monitor debt capital market conditions and may in the future issue additional senior unsecured notes, which may bear interest costs greater than the amount included in the foregoing guidance. Accordingly, the foregoing financial results and per unit estimates will change, depending on the timing and the terms of any debt or equity we actually issue. Additionally, financing transactions may result in our retiring some of our outstanding debt, which could result in a charge to earnings of any unamortized debt issuance costs. We have not included any such potential charge in our forecast.

10. Net Income to Limited Partners. The amount of income allocated to our limited partnership interests is 98% of the total partnership income after deducting the amount of the general partner's incentive distribution. Based on a $2.20 annual distribution level and the current units outstanding, our general partner's distribution is forecast to be approximately $7.4 million annually, of which $5.1 million is attributed to the incentive distribution rights. The amount of the incentive distribution changes based on the number of units outstanding and the level of the distribution on the units.

11. Capital Expenditures. Expansion capital expenditures are forecast to be approximately $26 million for the second quarter. Maintenance capital expenditures are forecast to be approximately $2.5 million for the second quarter of 2003.

12. Although acquisitions comprise a key element of our growth strategy, these results and estimates do not include any assumptions or forecasts for any material acquisitions that may be made after the date hereof.

Forward-Looking Statements And Associated Risks

All statements, other than statements of historical fact, included in this report are forward-looking statements, including, but not limited to, statements identified by the words "anticipate," "believe," "estimate," "expect," "plan," "intend" and "forecast" and similar expressions and statements regarding our business strategy, plans and objectives of our management for future operations. These statements reflect our current views with respect to future events, based on what we believe are reasonable assumptions. Certain factors could cause actual results to differ materially from results anticipated in the forward-looking statements. These factors include, but are not limited to:

o abrupt or severe production declines or production interruptions in outer continental shelf crude oil production located offshore California and transported on the All American Pipeline;
o declines in volumes shipped on the Basin Pipeline and our other pipelines by third party shippers;
o the availability of adequate supplies of and demand for crude oil in the areas in which we operate;
o    the effects of competition;
o    the success of our risk management activities;
o    the impact of crude oil price fluctuations;
o the availability (or lack thereof) of acquisition or combination opportunities;
o    successful integration and future performance of acquired assets;
o    continued creditworthiness of, and performance by, our counterparties;
o successful third-party drilling efforts in areas in which we operate pipelines or gather crude oil;
o our levels of indebtedness and our ability to receive credit on satisfactory terms;
o    shortages or cost increases of power supplies, materials or labor;
o    weather interference with business operations or project construction;

o    the impact of current and future laws and governmental regulations;
o    the currency exchange rate of the Canadian dollar;
o environmental liabilities that are not covered by an indemnity or insurance;
o    fluctuations in the debt and equity markets; and
o    general economic, market or business conditions.

We undertake no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in our filings with the Securities and Exchange Commission, which information is incorporated by reference herein.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          PLAINS ALL AMERICAN PIPELINE, L.P.

Date:  April 25, 2003     By: Plains AAP, L. P., its general partner

                                By:  Plains All American GP LLC, its general
                                     partner

                                By:      /s/ Phil Kramer
                                    --------------------------------------------
                                Name:  Phil Kramer
                                Title: Executive Vice President and Chief
                                       Financial Officer

                                  EXHIBIT INDEX

 Exhibit
 Number                                               Description
 -------                                              -----------
 99.1                                        Press Release dated April 25, 2003